JAMES N. BARBER
                            Attorney at Law
                      Suite 100, Bank One Tower
                           50 West Broadway
                      Salt Lake City, UT 84101

Telephone: (801) 364-6500
or (801) 532-3535                                    Fax: (801)
364-3406
E-Mail: Barberjn@aol.com





May 8, 2001

Aaron Stein
Certified Public Accountant
981 Allen Lane, PO Box 315
Woodmere, NY  11598

     Re: Green Dolphin Systems Corporation

Dear Aaron:

     As you will recall, after the work you did auditing financial statements for Traveler's Infocenter, Inc. and Green Dolphin Systems Corporation, an issue was raised regarding the fact that you are not licensed as a CPA in Tennessee, the site where Green Dolphin maintains its principal place of business. It is my understanding that to remove any questions about this issue, the Board asked you to withdraw as the Company's auditor. Herewith you will find the substance of Item 8 of Green Dolphin's Form 10-KSB for fiscal 2000 which discloses the change in auditors. This form is being filed on the date of this letter. In accordance with Item 304 of Regulation S-B under the Securities Act, I submit this disclosure to you and request that you address a letter to the Commission stating whether you agree with the statements made by
the issuer in Item 8 of the Form 10-KSB and, if not, stating the respects in
which you do not agree.    Your letter should be addressed to the Securities
and Exchange Commission, Washington, D.C. 20549, stating that you agree with the statements made by the issuer in this part. I would also appreciate it if you will send a copy of this letter to me so I can address whatever comments you may have in a revision to the filing.

     Irrespective of your responses, Green Dolphin has asked that I extend its appreciation for the services you provided to it.

                                     Very truly yours,

                                     /s/ James N. Barber

                                     James N. Barber